CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Monterey Homes Corporation

We consent to the use of our report dated February 21, 1997 incorporated herein by reference.

                                                   /s/ KPMG PEAT MARWICK LLP

Phoenix, Arizona
October 10, 1997